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                                                                   EXHIBIT 23.6

                    [CANBY, MALONEY & CO., INC. LETTERHEAD]

           CONSENT OF CANBY, MALONEY & CO., INC. INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report, dated February 15, 1996, on the combined balance sheets of Seaboard Folding Box Corp. and affiliates as of December 31, 1994 and 1995, and the related combined statements of income, stockholder's equity, and cash flows for the years then ended; in the Registration Statement (Form S-4 No. 333-XXXXX) and related Prospectus of Jordan Industries, Inc. for the registration of $120,000,000 of 10-3/8% Series B Senior Notes due 2007 and $213,635,725 of 11-3/4% Series B Senior Subordinated Discount Debentures due 2009.

                                            /s/ Canby, Maloney & Co., Inc.
                                            ----------------------------------
                                            Canby, Maloney & Co., Inc.

Framingham, MA
August 26, 1997